UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	November 5, 2014

G&K Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Minnesota	0-4063	41-0449530
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5995 Opus Parkway, Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(952) 912-5500

n/a
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors (the “Board”) of G&K Services, Inc. (“G&K”) appointed Lee J. Schram as a member of the Board to fill the vacant directorship in Class I created by the previously announced resignation of J. Patrick Doyle, which was effective on November 5, 2014. Mr. Schram’s appointment was effective November 5, 2014. Mr. Schram’s initial term will expire at the annual meeting of shareholders to be held in 2017. Mr. Schram will also serve as a member of the Board’s Audit Committee. Mr. Schram was not selected as a director pursuant to any arrangement or understanding with any other person. Upon his appointment to the Board, and consistent with G&K’s policies, Mr. Schram received a one-time grant of options to purchase 3,000 shares of G&K’s Class A Common Stock. The exercise price of these options was the closing price on the date of grant. These options have a ten year term and vest in three equal installments, beginning on the first anniversary of the grant date. Also, in connection with his service as a director, Mr. Schram will receive G&K’s standard non-employee director compensation as described on pages 8 through 9 of our definitive proxy filed with the SEC on September 22, 2014.

Mr. Schram is chief executive officer of Deluxe Corporation, a position from which he has led the transformation of Deluxe. Mr. Schram assumed this role May 2006. Prior to joining Deluxe, since 1983, Mr. Schram worked with NCR Corporation in a variety of positions with increasing responsibility in both domestic and international operations. Mr. Schram served as corporate controller, chief financial officer for approximately 80% of NCR’s businesses, and then general manager of NCR’s Payment & Imaging Solutions segment. Mr. Schram’s last position with NCR prior to joining Deluxe was senior vice president of the Retail Solutions segment. Mr. Schram is a graduate of Miami (Ohio) University with a bachelor of science in business (both accounting and finance emphasis). Mr. Schram also holds a master’s of business administration from the University of Dayton.

Item 7.01.    Regulation FD Disclosure.

On November 6, 2014, G&K issued a press release announcing Mr. Schram’s appointment. A copy of the press release announcing the foregoing events is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

99.1    Press release (furnished)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 7, 2014	By	/s/ Jeffrey L. Cotter
Jeffrey L. Cotter
	Its	Vice President, General Counsel and Corporate Secretary